UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 10, 2014

Commission File Number	Registrant, State Of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.
1-3526	THE SOUTHERN COMPANY (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 10, 2014, the Board of Directors of The Southern Company (“Southern Company”) elected a new member, Ms. Linda P. Hudson, effective March 1, 2014. Ms. Hudson also was named as a member of Southern Company’s Audit Committee. Ms. Hudson is the recently retired President and Chief Executive Officer of BAE Systems, Inc. She will remain an outside director of BAE Systems, Inc. through April 2015. Ms. Hudson is also a director of Bank of America Corporation. There is no arrangement or understanding between Ms. Hudson and any other persons pursuant to which she was selected as a director. Ms. Hudson will receive Southern Company’s standard non-employee director cash and equity compensation as more fully described in the Summary of Non-Employee Director Compensation Arrangements attached hereto as Exhibit 10.1.
On February 11, 2014, it was announced that Mr. Charles D. McCrary, Executive Vice President of Southern Company and President and Chief Executive Officer of Alabama Power Company (“Alabama Power”), will resign from the roles of President and Chief Executive Officer of Alabama Power effective March 1, 2014. Also, Mr. McCrary was elected by the Alabama Power Board of Directors on February 10, 2014 as Chairman of the Board of Alabama Power effective March 1, 2014.  Mr. McCrary will serve as an Executive Vice President of Southern Company and Chairman of the Board of Alabama Power until his retirement on May 1, 2014.
Mr. Mark A. Crosswhite, currently Executive Vice President and Chief Operating Officer of Southern Company, will resign from his role as Chief Operating Officer effective February 28, 2014. Mr. Crosswhite was elected by the Alabama Power Board of Directors on February 10, 2014 as President and Chief Executive Officer of Alabama Power, effective March 1, 2014. Mr. Crosswhite will remain an Executive Vice President of Southern Company.
Ms. Kimberly S. Greene, currently Executive Vice President of Southern Company and President and Chief Executive Officer of Southern Company Services, Inc., was elected by the Southern Company Board of Directors on February 10, 2014 as Chief Operating Officer of Southern Company,

effective March 1, 2014. Ms. Greene will remain an Executive Vice President of Southern Company. Ms. Greene, 47, has served as Executive Vice President of Southern Company since May 2013 and President and Chief Executive Officer of Southern Company Services, Inc. since April 2013. Ms. Greene previously held a number of positions at the Tennessee Valley Authority, including Executive Vice President and Chief Generation Officer from 2011 until April 2013; Group President of Strategy and External Relations from 2010 to 2011; and Chief Financial Officer and Executive Vice President of Financial Services from 2007 to 2009. Effective March 1, 2014, her base salary will be $650,000 per year. The annual performance-based compensation target for Ms. Greene will be at 70% of base salary. The annual long-term performance-based compensation target for Ms. Greene will be 180% of base salary.
On February 10, 2014, the Compensation and Management Succession Committee of the Southern Company Board of Directors (the “Compensation Committee”) approved an amendment to the Retention and Restricted Stock Unit Award Agreement by and between Southern Company and Mr. McCrary to modify the vesting date of the restricted stock units (“RSUs”) awarded to Mr. McCrary by the Compensation Committee in 2012 from December 31, 2014 to April 30, 2014, provided that Mr. McCrary remains employed by an affiliate of Southern Company through the vesting date. The RSUs will vest and become payable prior to April 30, 2014 if Mr. McCrary dies, separates from service on account of disability, or is involuntarily terminated not for cause prior to April 30, 2014. The RSUs are payable in shares of Southern Company common stock following the vesting date.

Item 9.01.    Financial Statements and Exhibits.

Exhibit 10.1	Summary of Non-Employee Director Compensation Arrangements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2014	THE SOUTHERN COMPANY
By	/s/Melissa K. Caen
Melissa K. Caen Secretary